OMB APPROVAL
UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549	OMB Number: 3235-0060 Expires: March 31, 2014 Estimated average burden hours per response …….5.00

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 19, 2012 (January 17, 2012)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 17, 2012 (the “Effective Date”), Leawood TCP, LLC (the “Company”), an affiliate of Glimcher Realty Trust (the “Registrant”), executed a promissory note (the “Note”) under which the Company borrowed Seventy-Seven Million Dollars ($77,000,000) (the “Loan”) from ING Life Insurance and Annuity Company (the “Lender”).  The Loan is represented by the aforementioned Note secured by a first mortgage lien and an assignment of leases and rents on the Company’s Town Center Plaza, an open-air shopping center located in Leawood, KS (the “Property”).  The mortgage and assignment are evidenced by a Mortgage, Security Agreement, Financing Statement and Fixture Filing and Assignment of Leases and Rents, each dated as of the Effective Date. A portion of the Loan proceeds were used to repay the existing loan encumbering the equity interests in the Company. The remaining Loan proceeds were applied to the Registrant’s corporate credit facility.

Under the Note, the Loan has a fixed interest rate of 5% per annum (“Interest Rate”) and a maturity date of February 1, 2042 (the “Maturity Date”).  The Company shall make monthly payments of principal and interest.  The entire amount of the outstanding and unpaid principal and accrued interest for the Loan will be due and payable on the Maturity Date unless the Lender, in its sole discretion and only following at least six months prior notice to the Company, calls for repayment of the Loan and accelerates the Maturity Date to one of the following dates:  (a) February 1, 2027, (b) February 1, 2032, or (c) February 1, 2037 (each, a “Call Date”).  The Note permits the Company to prepay, in full, the outstanding principal portion of the Loan on or after February 1, 2013 and subject to the Company also paying in connection with such prepayment a standard prepayment fee typical for mortgage loans of this nature. Lender may further accelerate repayment of all outstanding amounts owed by the Company under the Loan in the event of a default that remains uncured and increase the Interest Rate by an additional five percentage points or, if less, the maximum rate permitted under applicable law.  The Note contains such other terms and conditions as are customary and typical for loans of this nature.

As part of the Loan transaction, the Registrant’s affiliate, Glimcher Properties Limited Partnership (“GPLP”), also executed a Limited Guaranty (“Guaranty”), dated as of the Effective Date, for the benefit of Lender under which GPLP  guaranteed full payment and performance of certain obligations under the Guaranty, including, but not limited to, payment of: (i) losses incurred by reason of fraud or material misrepresentation to Lender by the Company, (ii) losses due to intentional waste of all or part of the Property, (iii) the Lender’s costs incurred by enforcing or collecting under the Guaranty, and (iv) losses arising out of the Company’s obligations under the Environmental Indemnification Agreement and similar obligations under the mortgage.

A copy of the press release announcing the transaction described herein is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See discussion in Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1           Press Release of Glimcher Realty Trust, dated January 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

Date: January 19, 2012	/s/ Mark E. Yale Mark E. Yale Executive Vice President, Chief Financial Officer & Treasurer